UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  01/25/2005

ITT Educational Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-13144

DE	36-2061311
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

13000 North Meridian Street, Carmel, IN 46032-1404
(Address of Principal Executive Offices, Including Zip Code)

317-706-9200
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On January 28, 2005, ITT Educational Services, Inc. (the "Company") reported on Form 8-K dated January 25, 2005 (the "Form 8-K") that on January 25, 2005 the Compensation Committee of the Company's Board of Directors had approved the payment of cash bonus awards for 2004 to the Company's named executive officers. The Form 8-K erroneously reports that cash bonus awards for 2004 would be paid to Eugene W. Feichtner in the amount of $153,059 and Martin A. Grossman in the amount of $146,852. This amendment to the Form 8-K is being filed to report that in actuality, the cash bonus award for 2004 was $146,852 for Mr. Feichtner and $153,059 for Mr. Grossman.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ITT Educational Services, Inc.

Date: February 04, 2005.	By:	/s/ Clark D. Elwood
Clark D. Elwood
Senior Vice President, General Counsel & Secretary